Exhibit 99.5

NII International Telecom S.C.A.

Offer to Exchange

11.375% SENIOR NOTES DUE 2019

that have been registered under the Securities Act of 1933

for any and all

11.375% SENIOR NOTES DUE 2019

The exchange offer will expire at 5:00 p.m., New York City time, on             , 2014, unless sooner terminated or extended. Outstanding notes tendered in the exchange offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date, but not thereafter.

To Our Clients:

We are enclosing with this letter a prospectus dated             , 2014 of NII International Telecom S.C.A., or NII International, and the related letter of transmittal. These two documents together constitute NII International’s offer to exchange its 11.375% Senior Notes due 2019 (the “11.375% Exchange Notes”), the issuance of which has been registered under the Securities Act of 1933 as amended (the “Securities Act”), for a like principal amount of its unregistered, issued and outstanding 11.375% Senior Notes due 2019 (the “11.375% Outstanding Notes”). The exchange offer is not conditioned upon any minimum aggregate principal amount of 11.375% Outstanding Notes being tendered for exchange.

We are the holder of record of 11.375% Outstanding Notes held by us for your own account. A tender of your 11.375% Outstanding Notes held by us can be made only by us as the record holder according to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender 11.375% Outstanding Notes held by us for your account.

We request that you provide written instructions to us, in the form attached hereto, as to whether you wish to tender any or all of the 11.375% Outstanding Notes held by us for your account under the terms and conditions of the exchange offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

Pursuant to the letter of transmittal, each holder of 11.375% Outstanding Notes will represent to NII International, among other things, that:

•	any 11.375% Exchange Notes received are being acquired in the ordinary course of business of the person receiving such 11.375% Exchange Notes;

•	such person does not have an arrangement or understanding with any person to participate in the distribution of the 11.375% Outstanding Notes or the 11.375% Exchange Notes within the meaning of the Securities Act;

•	such person is not an “affiliate,” as defined in Rule 405 under the Securities Act, of NII International or any Guarantor, or if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of 11.375% Exchange Notes;

•	if such person is a broker-dealer, it will receive 11.375% Exchange Notes in exchange for 11.375% Outstanding Notes that were acquired for its own account as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such 11.375% Exchange Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;

•	if such person is a broker-dealer, it did not purchase the 11.375% Outstanding Notes to be exchanged for the 11.375% Exchange Notes from NII International; and

•	such person is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

The exchange offer is not being made to (nor will the surrender of 11.375% Outstanding Notes be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the offer would not be in compliance with the laws of such jurisdiction.

No person has been authorized to give any information with respect to the exchange offer, or to make any representation in connection therewith, other than those contained in the prospectus and the letter of transmittal. If made or given, such recommendation or any such information or representation must not be relied on as having been authorized by NII International or any Guarantor.

Very truly yours,

Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf prior to the expiration date of the exchange offer.

INSTRUCTION TO DTC PARTICIPANT

To Participant of The Depository Trust Company:

The undersigned hereby acknowledges receipt and review of the prospectus dated            , 2014 of NII International Telecom S.C.A., or NII International, and the related letter of transmittal. These two documents together constitute NII International’s offer to exchange its 11.375% Senior Notes due 2019 (the “11.375% Exchange Notes”), the issuance of which has been registered under the Securities Act of 1933, for a like principal amount of its unregistered, issued and outstanding 11.375% Senior Notes due 2019 (the “11.375% Outstanding Notes”).

This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the exchange offer for the 11.375% Outstanding Notes held by you for the account of the undersigned.

The aggregate principal amount of the 11.375% Outstanding Notes held by you for the account of the undersigned is (fill in amount):$                .

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER all 11.375% Outstanding Notes held by you for the account of the undersigned.

☐	To TENDER the following amount of 11.375% Outstanding Notes held by you for the account of the undersigned: $ .

☐	NOT to TENDER any 11.375% Outstanding Notes held by you for the account of the undersigned.

If no box is checked, a signed and returned Instruction to DTC Participant will be deemed to instruct you to tender all 11.375% Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the 11.375% Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

•	any 11.375% Exchange Notes received are being acquired in the ordinary course of business of the undersigned;

•	the undersigned does not have an arrangement or understanding with any person to participate in the distribution of the 11.375% Outstanding Notes or the 11.375% Exchange Notes within the meaning of the Securities Act;

•	the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of NII International or any Guarantor, or if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of 11.375% Exchange Notes;

•	if the undersigned is a broker-dealer, it will receive 11.375% Exchange Notes in exchange for 11.375% Outstanding Notes that were acquired for its own account as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such 11.375% Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;

•	if the undersigned is a broker-dealer, it did not purchase the 11.375% Outstanding Notes to be exchanged for the 11.375% Exchange Notes from NII International; and

•	the undersigned is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: